UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) November 12, 2001

                       Business Translation Services, Inc.
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               (Exact name of Registrant as specified in charter)

           Nevada                      000-30829                88-0430189
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(State or other jurisdiction          (Commission             (I.R.S. Employer
     of incorporation)                File Number)             Identification)

            6462 City West Parkway, Suite 175, Eden Prairie,    MN 55344
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             (Address of principal executive offices)          (Zip Code)

   Registrant's telephone number, including area code: (952) 943-9777
                                                       --------------

                 500 N. Rainbow, Suite 300, Las Vegas, NV 89107
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         (Former name or former address, if changed, since last report)
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ITEM 1. CHANGES IN CONTROL OF REGISTRANT

(a) Purchase Agreements

On November 12, 2001,Business Translation Services, Inc. ("BTSV"), a Nevada Corporation sold 10,000,000 shares of it's Corporation's common stock, to DCI Telecommunications Inc., pursuant to a Share Purchase Agreement by and between BTSV, the seller, and DCI Telecommunications Inc., the buyer.

(b) Change in Majority Control

Pursuant to the Share Purchase Agreement by and between BTSV, the seller, and DCI Telecommunications Inc., the buyer listed above has purchased 10,000,000 of the issued and outstanding stock of Business Translations Services. This figure represents approximately 80.2 percent of the total 12,450,000 common shares issued and outstanding as of November 12,2001.

ITEM 5. OTHER MATERIALLY IMPORTANT EVENTS.

Effective November 12, John Cavanaugh and Kelley Johnson resigned as directors of Business Translation Services, Inc., to pursue personal endeavors. John J. Adams, Clifford Postelnik, and Robert Resker have been appointed to serve in their place.



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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                      Business Translation Services, Inc.

Date:  November 12, 2001              By:  /s/ John J Adams
                                      -------------------------
                                      John Cavanaugh, President